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                                                                   EXHIBIT 10.13


                                LICENSE AGREEMENT

This License Agreement (this Agreement) dated as of MAY 1st 1998 is by and between Binary Compass Enterprises, Inc., a California corporation (BCE), having an office at 9520 Jefferson Blvd., Culver City, CA 90232 and INTERNET ACCESS FINANCIAL CORPORATION (Licensee) a California Corporation, having offices at 595 Manuel St., San Francisco, CA 94105

RECITALS

WHEREAS, Binary Compass Enterprises has developed a Web service that provides merchant ratings and information, more fully described in Exhibit A, which is accessible through the URL www.bizrate.com (the BizRate Service);

WHEREAS, Licensee is the operator of a certain Web service called NEXTCARD (THE "LICENSEE'S SERVICE"), which is accessible through the URL WWW.NEXTCARD.COM as described in Exhibit B;

WHEREAS, Licensee desires to provide a link from the NEXTCARD Service to the BizRate Service so that users of the LICENSEE'S Service will have access to the BizRate Service.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Binary Compass Enterprises and INTERNET ACCESS FINANCIAL CORPORATION, hereby agree as follows:

1.    Certain Definitions.

      As used herein, the following terms shall have the meaning herein ascribed:

      a) Web means the World Wide Web, a system for accessing and viewing text, graphics, sound and other media via the collection of computer networks known as the Internet.

      b) Licensed Service means a Licensee-branded version of the BizRate Service, fully described in Exhibit A.

      a) Net Ad Revenues means Gross Ad Revenues received by Licensee, minus advertising sales expenses payable to Licensee or Licensee's designated sales agent. In no event will advertising sales expenses exceed 35% of the Gross Ad Revenues.

2.    License Grant by Binary Compass Enterprises; Link to the Licensed Service.

      a) Binary Compass Enterprises will develop for Licensee the Licensed Service utilizing the BizRate Service modified by the addition of special icons, images, text, banners or other mutually agreed-upon content incorporating the logo and branding of Licensee. The Licensed Service will provide a "look and feel" acceptable to Licensee similar to that provided by the pages of the Licensee Service by utilizing a Licensee-provided template. The Binary Compass Enterprises logo and copyright information will be included at the bottom of each page.

      b) Subject to the terms and conditions of this Agreement, Binary Compass Enterprises hereby grants to Licensee the right to link to the Licensed Service so as to provide users of Licensee's Service access to the Licensed Service. To the extent such access is deemed to be a reproduction, transmission or distribution, Licensee is further granted a worldwide, royalty-free license to use, reproduce, transmit, distribute and publicly display the Licensed Service so as to make the Licensed Service available to users of the Licensee Service via the Web. This license expires immediately upon termination or expiration of this Agreement.


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      c)    Subject to the terms and conditions of this Agreement, Binary
            Compass Enterprises hereby grants Licensee the right to reproduce and display all logos, trademarks, trade names and similar identifying material relating to the BizRate Service (the Binary Compass Enterprises Marks) in connection with the promotion, marketing and distribution of the Licensed Service.

      d) Binary Compass Enterprises will be responsible for serving the Licensed Service, system operation software, operating the system, hardware costs, network costs. Licensee will be solely responsible for serving the "frame" within which the BizRate Service will be displayed.

      e) With written consent of Binary Compass Enterprises on a case-by-case basis, not to be unreasonably withheld, Licensee shall be permitted to sub-license its rights under Sections 2(a) and 2(b) above to its licensees, provided that the service provided by the licensee will be branded by the licensee displaying the appropriate Binary Compass Enterprises Marks and Binary Compass Enterprises copyrights. The allocation between Binary Compass Enterprises and Licensee of revenues derived by Licensee from advertisements within the Licensed Service that are accessed from user's of the licensee's service will be agreed upon by Licensee and Binary Compass Enterprises, and shall be set forth in the written consent form for each sub-licensee.

      f) Binary Compass Enterprises will use commercially reasonable efforts to provide acceptable uptime and response times for the Licensed Service. Binary Compass Enterprises will use commercially reasonable efforts to ensure information available through the Licensed Service is accurate.

      g) With the exception of any copyrights, service names, service marks, trademarks, trade names, or the like of Licensee incorporated into the Licensed Service, Binary Compass Enterprises shall own all right, title and interest in and to the Licensed Service and all Intellectual Property Rights thereto. As used herein, the term "Intellectual Property Rights" shall mean and include all intangible intellectual, proprietary and industrial property rights, and all tangible embodiments thereof wherever located, including but not limited to the following: (i) all trademarks, trade names, service marks, services names or logos, including all registrations and applications therefor; (ii) all copyrights, moral rights, and other rights in works or authorship, including all registrations and applications therefor; (iii) all patents and patent applications, patentable ideas, inventions and innovations; (iv) all know-how and trade secrets; (v) all design and code documentation, methodologies, processes, design information, formulae, engineering specifications, technical data, testing procedures, drawings and techniques and other proprietary information and material of any kind; (vi) all software programs in source code, object code and executable format, including testing software and software tools; (vii) all documentation, records, databases (including current and historical databases), designs, codes, algorithms, research records, test information, market surveys, and marketing know-how; and (viii) any and all translations of any of the foregoing.

3.    Set-up Fees and Advertising Revenue Split

      a) Binary Compass Enterprises will receive two thousand five-hundred ($2,500) for setting up the Licensed Service and two thousand five-hundred ($2,500) per year maintenance fee for every year this agreement is in place. The payments for the first year are due in full before the commencement of service. For each subsequent year, the maintenance fee is due in full prior to renewal of the contract.

      b) Binary Compass Enterprises will split all Net Advertising Revenues from Licensed Service pages 50% to Licensee and 50% to Binary Compass Enterprises.


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      c)    Binary Compass Enterprises' designated sales agent shall be responsible for coordinating the sale of available advertising space within the Licensed Service. Binary Compass Enterprises or its designated sales agent shall provide Licensee with the average monthly CPM paid for advertising within the Licensed Service.

      d) Licensee's share of the advertising revenue described in Section a) shall be calculated by multiplying the average monthly CPM by the number of impressions served on the Licensed Service, dividing by 1000 and multiplying by Licensee's share as described in Section b). This amount will be reported in writing each month, and shall be payable within thirty (30) days after the end of the month in which the advertisements were served.

      e) BCE shall permit Licensee to audit its records with respect to such revenue (at Licensee's expense, upon at least ten business days written notice, during normal business hours and no more than once annually) upon Licensee's reasonable request in order to ensure BCE compliance with Section 3. BCE will pay all costs of such audit in the event that there is a discrepancy of 10% or more.

4.    Marketing

      a) If Licensee, in its discretion, elects to create and use marketing materials which mention the Licensed Service and/or the Binary Compass Enterprises Marks (other than any marketing materials in which the Binary Compass Enterprises Marks appear in whole or in part in a list of content providers in connection with a Licensee Service), Licensee shall provide Binary Compass Enterprises with such materials for Binary Compass Enterprises' review and approval prior to their initial publication or distribution. Once such materials have been approved by Binary Compass Enterprises for review, Licensee shall have the right to create, publish and distribute, without additional consultation, marketing materials which mention Binary Compass Enterprises, the Licensed Service land/or the Binary Compass Enterprises Marks in a substantially similar manner. Materials shall be reviewed by Binary Compass Enterprises within five (5) business days and if not rejected in such period shall be deemed approved.

5.    Delivery of Licensed Service; Technical Assistance and Support

      a) Binary Compass Enterprises will make the Licensed Service available to Licensee within a mutually agreed upon period of time after the date of this agreement.

      b) Binary Compass Enterprises will keep the Licensed Service content and technology as current as the BizRate Service. However, at BCE's sole discretion, certain future enhancements to the BizRate Services may not be deemed appropriate for inclusion in the Licensed Service and will not be included.

      c) Throughout the term of this Agreement, Binary Compass Enterprises will provide ongoing reasonable assistance to Licensee with regard to technical and service-oriented issues relating to the utilization and/or maintenance of the Licensed Service.

6.    Term of Agreement

      The term of this Agreement shall commence on the date the Licensed Service is available to Licensee and will continue for one (1) year with successive automatic one year renewals, unless terminated earlier as provided in Section 11 herein. Either party may cancel this agreement with written notice 60 days prior to the start of any new term.

7.    Representations and Warranties of Binary Compass Enterprises


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      In order to induce Licensee to enter into this Agreement, Binary Compass
      Enterprises hereby warrants and represents as follows:

      a) Status. Binary Compass Enterprises is a corporation in good standing under the laws of the state of California, and has the full right, power and authority to enter into this Agreement and to grant the rights herein granted.

      b) No Conflicting Obligations. The performance by Binary Compass Enterprises pursuant to this Agreement and/or the rights herein granted to Licensee will not conflict with or result in a breach or violation of any of the terms or provisions, or constitute a default under any organizational instruments of Binary Compass Enterprises or any agreement to which Binary Compass Enterprises is a party or to which it is bound.

      c) Right to License. Binary Compass Enterprises possesses the full right and authority to license the Binary Compass Enterprises Service and the Binary Compass Enterprises Marks. Binary Compass Enterprises is the sole owner and/or has the right to license, and shall continue to own and/or have the right to license, throughout the term of the Agreement, all right, title and interest, including without limitation all rights under copyright in and to the BizRate Service and all materials created by employees of Binary Compass Enterprises and /or third parties, for or in connection with, the BizRate Service and each element thereof.

      d) Compliance with Laws and Regulations. Binary Compass Enterprises shall comply with all applicable laws, statutes, ordinances, rules and regulations of each country, state, city or other political entity.

      e) Clearances. Binary Compass Enterprises shall clear all rights in the Licensed Service and all elements thereof for use as provided herein. All fees of any nature, including, without limitation, residuals, royalties, reuse, health and welfare payments, and similar or dissimilar fees due to third parties for rights necessary to exploit the BizRate Service, as provided herein, shall be the sole responsibility of Binary Compass Enterprises.

      f) No Infringement. Binary Compass Enterprises has the right to enter into this Agreement and to grant to Licensee the license provided herein and neither the BizRate Service nor the Binary Compass Enterprises Marks nor any other materials or any elements or parts thereof or other material delivered or to be delivered to Licensee hereunder, nor the use of the BizRate Service pursuant to the provisions hereof by Licensee of any of its rights hereunder, shall violate or infringe upon the copyright, literary, privacy, publicity, trademark, service mark or any other personal, moral or property right of any person, nor shall same constitute a libel or defamation of any person whatsoever.

      g) General. EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES, BINARY COMPASS ENTERPRISES MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE WHICH WOULD EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN. IN ADDITION, BINARY COMPASS ENTERPRISES MAKES NO WARRANTIES WITH RESPECT TO ANY INFORMATION, DATA, OR CONTENT PROVIDED THROUGH THE LICENSED SERVICE. UNDER NO CIRCUMSTANCES WILL BINARY COMPASS ENTERPRISES BE LIABLE FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF GOODWILL, DEFAMATION OR LOSS OF DATA TO LICENSEE OR ANY THIRD


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            PARTY ARISING FROM THE USE OF THE LICENSED SERVICE, AND LICENSEE
            HEREBY WAIVES ALL RIGHTS AND CLAIMS TO SUCH DAMAGES. THIS LIMITATION SHALL APPLY EVEN IF BINARY COMPASS ENTERPRISES IS APPRISED OF SUCH DAMAGES. BINARY COMPASS ENTERPRISES DOES NOT ENDORSE AND IS NOT RESPONSIBLE FOR THE ACCURACY OR RELIABILITY OF ANY OPINION, ADVICE OR STATEMENT MADE BY ANY PERSON WHO USES THE LICENSED SERVICE, AND EXPRESSLY MAKES NO WARRANTY THAT THE LICENSED SERVICE WILL BE UNINTERRUPTED OR WITHOUT ERRORS.

8.    Representations and Warranties of the Licensee

      In order to induce Binary Compass Enterprises to enter into this Agreement, Licensee represents and warrants that:

      a) Corporate Status. Licensee is a corporation in good standing under the laws of the State of California, and has the full right, power and authority to enter into this Agreement and to grant the rights herein granted.

      b) No Conflicting Obligations. The performance by Licensee pursuant to this Agreement and/or the rights herein granted to Binary Compass Enterprises will not result In a breach or violation of any of the terms or provisions, or constitute a default under any organizational instruments of Licensee or any agreement to which Licensee is a party or to which it is bound.

      c) Compliance with Laws and Regulations. Licensee shall comply with all applicable laws, statutes, ordinances, rules and regulations of each country, state, city or other political entity.

      d) Clearances. Licensee shall clear all rights in the Licensee Service and all elements thereof for use as provided herein. All fees of any nature, including, without limitation, residuals, royalties, reuse, health and welfare payments, and similar or dissimilar fees due to third parties for rights necessary to exploit the Licensee Service, as provided herein, shall be the sole responsibility of Licensee.

      e) No Infringement. Licensee has the right to enter into this Agreement. Neither the Licensee Service nor any other materials or any elements or parts thereof shall violate or infringe upon the copyright, literary, privacy, publicity, trademark, service mark or any other personal, moral or property right of any person, nor shall same constitute a libel or defamation of any person whatsoever.

      General. EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES, LICENSEE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE WHICH WOULD EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN. IN ADDITION, LICENSEE MAKES NO WARRANTIES WITH RESPECT TO ANY INFORMATION, DATA, OR CONTENT PROVIDED THROUGH THE LICENSEE SERVICE. UNDER NO CIRCUMSTANCES WILL LICENSEE BE LIABLE FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF GOODWILL, DEFAMATION OR LOSS OF DATA TO BINARY COMPASS ENTERPRISES OR ANY THIRD PARTY ARISING FROM THE USE OF THE LICENSEE SERVICE, AND BINARY COMPASS ENTERPRISES HEREBY WAIVES ALL RIGHTS AND CLAIMS TO SUCH DAMAGES. THIS LIMITATION SHALL APPLY EVEN IF LICENSEE IS APPRISED OF SUCH DAMAGES. LICENSEE DOES NOT ENDORSE AND IS NOT RESPONSIBLE FOR THE ACCURACY OR RELIABILITY


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      OF ANY OPINION, ADVICE OR STATEMENT MADE BY ANY PERSON WHO USES THE
      LICENSEE SERVICE, AND EXPRESSLY MAKES NO WARRANTY THAT THE LICENSEE SERVICE WILL BE UNINTERRUPTED OR WITHOUT ERRORS.

9.    Indemnification; Insurance

      a) Binary Compass Enterprises Indemnity. Binary Compass Enterprises will at all times indemnify and hold harmless Licensee and its officers, directors, shareholders, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or relating to any breach of any warranty, representation, covenant or agreement made by Binary Compass Enterprises in this Agreement or any violation or infringement of any copyright, literary, privacy, publicity, trademark, service mark or any other personal or property right of any person. Licensee shall give Binary Compass Enterprises prompt written notice of any claim, action or demand for which indemnity is claimed. Binary Compass Enterprises shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Licensee shall have the right to participate in any defense of a claim by Binary Compass Enterprises with counsel of Licensee choice at its own expense. The foregoing indemnity is conditioned upon: prompt written notice by Licensee to Binary Compass Enterprises of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Binary Compass Enterprises; and such reasonable cooperation by Licensee in the defense as Binary Compass Enterprises may request.

      b) Licensee Indemnity. Licensee will at all times defend, indemnify and hold harmless Binary Compass Enterprises and its officers, directors, shareholders, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or relating to any breach of any warranty, representation, covenant or agreement made by Licensee in this Agreement or any violation or infringement of any copyright, literary, privacy, publicity, trademark, service mark or any other personal or property right of any person. Binary Compass Enterprises shall give Licensee prompt written notice of any claim, action or demand for which indemnity is claimed. Licensee shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Binary Compass Enterprises shall have the right to participate in any defense of a claim by Licensee with counsel of Binary Compass Enterprises' choice at its own expense. The foregoing indemnity is conditioned upon: prompt written notice by Binary Compass Enterprises to Licensee of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Licensee; and such reasonable cooperation by Binary Compass Enterprises in the defense as Licensee may request.

10.   Confidentiality; Press Releases

      a) Non-Disclosure Agreement. The parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this


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            Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

      b) Confidential Information Defined. As used in this Agreement, the term Confidential Information refers to information identified as confidential at the time of disclosure, including: (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term Confidential Information specifically excludes (1) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the receiving party; (ii) information that is known to the receiving party without restriction, prior to receipt from the disclosing party under this Agreement, from its own independent sources as evidenced by the receiving party's written records, and which was not acquired, directly or indirectly, from the disclosing party;
            (iii) information that the receiving party receives from any third party having a legal right to transmit such information, and not under any obligation to keep such information confidential; and (iv) information independently developed by the receiving party's employees or agents provided that the receiving party can show that those same employees or agents had no access to the Confidential Information received hereunder.

      c) Press Releases. Licensee and Binary Compass Enterprises shall jointly prepare press releases concerning the existence of this Agreement and the terms hereof. Otherwise, no public statements concerning the existence or terms of this Agreement shall be made or released to any medium except with the prior approval of Licensee and Binary Compass Enterprises or as required by law.

11.   Termination

      a) This Agreement may be terminated as follows immediately by either party if the other party shall (i) admit in writing an inability to pay its debts as they come due or fail to pay its debts as they become due, or (ii) commence a case under any chapter of Title 11 of the United States Code (Bankruptcy Code); or (iii) have commenced against it an involuntary case under the Bankruptcy Code, which case is not dismissed within thirty (30) days from the date of commencement; or (iv) consent to or suffer the appointment of a custodian, receiver, or trustee for all or a major part of its property; or (v) make an assignment for the benefit of its creditors or consent to the entry of a court order under any law ordering the winding up or liquidation of its affairs, or suffer the entry of such an order (such termination shall not relieve the party in proceedings from liability for the performance of its obligations arising prior to such termination and shall be in addition to all other rights and remedies the terminating party may have available to it under this Agreement or at law or in equity);

      b) by either party upon five (5) days written notice in the event of material breach of this Agreement by the other party unless such breach shall have been cured within such five (5) days; or

      c) by either party, for any reason or no reason, upon thirty (30) days written notice.

      d) If this contract is terminated for any reason, then Licensee shall be entitled to a pro rata refund of any payment made pursuant to
            Section 3(a). In the event of any


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            termination prior to the first anniversary of this agreement,
            Licensee shall be entitled to a pro rata refund of both the set-up fee and the annual maintenance fee.

12.   Relationship of Parties

            Binary Compass Enterprises and Licensee are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between Binary Compass Enterprises and Licensee. Neither party has authority to enter into agreements of any kind on behalf of the other.

13.   Assignment, Binding Effect

            Neither Licensee nor Binary Compass Enterprises may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other; provided that Licensee shall have the right to assign its rights and obligations hereunder to any subsidiary or affiliate or to any entity acquiring Licensee business other than to an Binary Compass Enterprises competitor upon notice to Binary Compass Enterprises. Any purported assignment or delegation without such required consent shall be null and void.

14.   Choice of Law

            This Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of the State of California applicable to contracts entered into and wholly to be performed within said state.

15.   Counterparts

            This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16.   Section Headings

            Section headings are for convenience only and are not a part of this Agreement.

17.   Entire Agreement

            This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between Licensee and Binary Compass Enterprises concerning the subject matter, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

18.   Limitations of Liability

            UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF


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            THE AMOUNT RECEIVED BY THAT PARTY UNDER THIS AGREEMENT, PROVIDED
            THAT THIS SECTION DOES NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR (A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY; (C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR (D) INDEMNIFICATION OBLIGATIONS HEREUNDER.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

BINARY COMPASS ENTERPRISES, INC.       INTERNET ACCESS FINANCIAL CORP.

By: /s/ [SIG]                          By: /s/ DANIEL SPRINGER
    ---------------------------            ---------------------------------
Name:  ?????                               Name:  Daniel Springer
Title: President & CEO                     Title:  Chief Marketing Officer
Date: 8/3/98                               Date: 7/30/98


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                                    EXHIBIT A

Binary Compass Enterprises has developed a Web-based interface to help on-line shoppers find independent ratings and information about Web-based retailers, based on a proprietary point-of-purchase surveying technology. The Service also includes "BizRate rated" sites, which are independently rated by Binary Compass Enterprises. Called the BizRate Guide, this service is accessible through the URL www.bizrate.com. If the BizRate Guide is extended to include non-web-based retailers or services, the Licensed Service will be extended to incorporate those entries as well. Access to this service is provided free of charge to users.


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                                    EXHIBIT B

Licensee is the owner or licensee of certain Web services, including, without limitation, a catalog on the Internet listing shopping sites. The Licensee Service is accessible through the URL www.NextCard.com.